                                                                   EXHIBIT 4.8.2

                                [Face of Note]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR ANY SUCCESSOR DEPOSITARY APPOINTED AS SUCH PURSUANT TO THE SENIOR INDENTURE (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO SUCH A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR ITS NOMINEE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

CUSIP No. 14040HAD7
No. R-001                                                           $200,000,000

                       CAPITAL ONE FINANCIAL CORPORATION

                             7 1/8% NOTES DUE 2008

          Capital One Financial Corporation, a corporation duly organized and existing under the laws of Delaware (the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of TWO HUNDRED MILLION United States Dollars at the Company's office or agency for said purpose in the Borough of Manhattan, The City of New York, on August 1, 2008 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on February 1 and August 1 of each year (each an "interest payment date"), commencing February 1, 1999, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from July 27, 1998 or from the most recent February 1 or August 1, as the case may be, to which interest on the Securities has been paid or duly provided for, until payment of said principal sum has been made or duly provided for; provided that, unless this Security is a Security issued in global form (a "Global Security"), interest may be paid, at the option of the company, by mailing a check therefor payable to the Holder entitled thereto at his last address as it appears on the Security Register. The interest so payable will be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such interest payment date, unless the Company shall default in the payment of interest due on such interest payment date after taking into account any applicable grace period, in which case such defaulted interest shall be paid as set forth in the Senior Indenture. Notwithstanding the foregoing, as long as this Security is a Global Security, the Company shall pay or cause to be paid the principal of, and interest on, this Security to the

Holder hereof or a single nominee of the Holder, or, at the option of the Company, to such other Persons as the Holder hereof may designate, by wire transfer of immediately available funds on the date such payments are due.

          Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Senior Indenture.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  July ____, 1998

                                        CAPITAL ONE FINANCIAL CORPORATION


                                        By:_______________________________
                                           Name:
                                           Title:

[CORPORATE SEAL]                        Attest By:________________________
                                           Name:
                                           Title:


          This is one of the Securities issued under the within-mentioned Senior Indenture.

Dated:  July ____, 1998


                                             HARRIS TRUST AND SAVINGS BANK


                                             By:______________________________
                                                       Authorized Officer

                               [Reverse of Note]

                       Capital One Financial Corporation

                            7 1/8 % Notes Due 2008

          This Security is one of a duly authorized issue of debt securities of the Company, of the series hereinafter specified, all issued or to be issued under an Indenture, dated as of November 1, 1996 (the "Senior Indenture"), and duly executed and delivered by the Company to Harris Trust and Savings Bank, as trustee (hereinafter, the "Trustee"), to which reference to the Senior Indenture is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. This Security is one of a series designated as the "7 1/8 % Notes due 2008" of the Company (hereinafter called the "Notes"), issued under the Senior Indenture and limited in aggregate principal amount to $200,000,000.

          Neither the Senior Indenture nor the Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Notes issued under the Senior Indenture will be direct, unsecured obligations of the Company and will mature on August 1, 2008. The Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

          The Notes will bear interest at the rate of 7 1/8 % per annum. The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points plus, in each case, accrued interest thereon to the date of redemption.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption price.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

          "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities Inc., Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

          The Notes are not entitled to any sinking fund.

          In case an Event of Default shall have occurred and be continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture. The Senior Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then Outstanding. However, any such consent or waiver by the Holder shall not affect any subsequent default or impair any right consequent thereon.

          The Senior Indenture permits the Company and the Trustee, without the consent of the Holders of the Notes for certain situations and with the consent of not less than two-thirds of the Holders in aggregate principal amount of the Outstanding Notes in other situations, to execute supplemental indentures adding to, modifying or changing various provisions to the Senior Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall (i) change the Stated Maturity of the principal of, or any installment of interest on the Notes, or reduce the principal amount thereof or the interest thereon, or change the place or currency of payment of principal of, or interest on, the Notes, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof, or change the Company's obligation to pay additional amounts (except as otherwise contemplated in the Senior Indenture); (ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Senior Indenture or certain defaults hereunder and their consequence) provided for in the Senior Indenture; or (iii) modify any of the provisions of Sections 902, 513 or 1008 of the Senior Indenture, except to increase any such percentage or provide that certain other provisions of the Senior Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1005, 1006 or 1007 of the Senior Indenture, if before the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin and currency herein prescribed.

          The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple thereof.

          At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Senior Indenture, the Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

          Upon due presentment for registration of transfer of the Notes at the above-mentioned office or agency of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Senior Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          Prior to due presentation of this Note for registration of transfer, the Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the Holder hereof as the absolute owner of the Note (whether or not this Note shall be overdue and made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE
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STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH
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THE LAWS OF SAID STATE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
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          All terms used in this Note (and not otherwise defined in this Note)
that are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.